UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AIR METHODS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Air Methods Corporation, a Delaware corporation (“Air Methods”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”).

Reminder to Vote Letter

On May 11, 2016, Air Methods mailed the attached letter to holders of shares of Air Methods common stock that are entitled to vote at the 2016 Annual Meeting to (a) remind them of the importance of voting at the 2016 Annual Meeting and (b) recommend that they vote in favor of all proposals that will be considered at the 2016 Annual Meeting.

Important Additional Information and Where to Find It

Air Methods has filed a definitive proxy statement with the SEC on April 29, 2016 in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”).  AIR METHODS STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT AIR METHODS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Air Methods, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Air Methods’ stockholders in connection with the 2016 Annual Meeting.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the 2016 Proxy Statement and other materials that have been filed with the SEC in connection with the 2016 Annual Meeting.  Such information can also be found in Air Methods’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016 and in Air Methods’ definitive proxy statement for the 2016 Annual Meeting, filed with the SEC on April 29, 2016.  To the extent holdings of Air Methods’ securities have changed since the amounts shown in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement and any other documents filed by Air Methods with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (www.sec.gov), at Air Methods’ website (www.airmethods.com) or by writing to Air Methods’ Corporate Secretary at Air Methods, 7211 South Peoria Street, Englewood, Colorado 80112, or by calling Air Methods’ Corporate Secretary at (303) 792-7400.

May 11, 2016

Dear Stockholder,

We have previously sent to you proxy materials for the Annual Meeting of Stockholders of Air Methods Corporation to be held on May 18, 2016.  Your Board of Directors recommends that stockholders vote FOR all of the proposals on the agenda.

Your vote is important, no matter how many or how few shares you own.  Please take the time to vote your shares TODAY—by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Sincerely,

Crystal L. Gordon

General Counsel, Secretary, and Senior Vice President

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

Supplemental Information:

We have retained Innisfree M&A Incorporated for a fee not to exceed $20,000, plus additional fees relating to telephone solicitation and reimbursement of certain expenses, to assist in the solicitation of proxies and otherwise in connection with the 2016 Annual Meeting.